4 (d) Form of Simple Endorsement

"The Family Fraternity"(R)

FORM 148-XX-0212 Page 1 123456789

2002 BISYS Retirement Services

ENDORSEMENT

SIMPLE INDIVIDUAL RETIREMENT ANNUITY

EFFECTIVE DATE [December 1, 2002]

CERTIFICATE NUMBER [123456789]

SIMPLE IRA OWNER [John S. Woodmen]

ARTICLE I - PURPOSE OF THE ENDORSEMENT

         1.01 Purpose: The purpose of this Endorsement, which is attached to and made a part of the annuity Contract issued by the Issuer, is to qualify the Contract as a SIMPLE individual retirement annuity (IRA) under Code section 408(p) and 408(b) to provide for the SIMPLE IRA Owner's retirement and for the support of his or her Beneficiary(ies) after death. The Contract is established for the exclusive benefit of the SIMPLE IRA Owner and his or her Beneficiary(ies). If any provisions of the Contract conflict with this Endorsement, the provisions of this Endorsement will apply.

         1.02 Ownership Provisions: The SIMPLE IRA Owner's interest in the Contract is nonforfeitable and nontransferable and the SIMPLE IRA Owner may exercise all rights under the Contract during his or her lifetime. In addition, the Contract may not be sold, assigned, discounted, or pledged as collateral or as security for the performance of an obligation or for any other purpose.

         1.03 For More Information: To obtain more information concerning the rules governing this Endorsement, contact the Issuer listed on the Application.

ARTICLE II - DEFINITIONS

         The following words and phrases, when used in this Endorsement with initial capital letters, shall, for the purpose of this Endorsement, have the meanings set forth below unless the context indicates that other meanings are intended.

         2.01 Application: Means the document executed by the SIMPLE IRA Owner through which the SIMPLE IRA Owner adopts this Endorsement and thereby agrees to be bound by all terms and conditions of this Endorsement.

         2.02 Beneficiary: Means the individual(s) or entity(ies) properly named to receive any remaining SIMPLE IRA benefits upon the death of the SIMPLE IRA Owner.

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      2.03 Code: Means the Internal Revenue Code of 1986, as amended from time to time.

      2.04 Contract: Means the annuity certificate used in conjunction with this Endorsement.

      2.05 Designated Beneficiary: Means the Beneficiary named as of the date of the SIMPLE IRA Owner's death who remains a Beneficiary as of September 30 of the year following the year of the SIMPLE IRA Owner's death.

      2.06 Endorsement: Means this SIMPLE IRA Endorsement attached to this Contract.

      2.07 IRA: Means a SIMPLE IRA as defined in Code section 408(p) and 408(b) unless otherwise indicated.

      2.08 SIMPLE IRA Owner: Means the individual who participates in this SIMPLE IRA, thereby owning the Contract.

      2.09 Issuer: Means Woodmen of the World Life Insurance Society.

      2.10 Premium: Means any payments made to the SIMPLE IRA.

      2.11 Regulations: Means the Treasury regulations.

      2.12 SIMPLE IRA: Means an IRA which satisfies the requirements of Code sections 408(b) and 408(p).

ARTICLE III - PREMIUM PAYMENTS

      3.01 Permissible Premiums. The only Premiums permitted to this contract are cash Premiums under a qualified salary reduction arrangement as defined in Code section 408(p) and rollover Premiums or transfers of assets from another SIMPLE IRA of the SIMPLE IRA Owner. No other Premiums will be accepted. Both elective deferrals and employer Premiums may be permitted. Premiums shall not exceed the limits specified in Code section 408(p) and other applicable sections of the Code and related Regulations.

"The Family Fraternity"(R)

FORM 148-XX-0212 Page 2 123456789

2002 BISYS Retirement Services

      3.02 Excess Premium. Any refund of Premiums (other than those attributable to excess Premiums) will be applied, before the close of the calendar year following the year of the refund, toward the payment of future Premiums or the purchase of additional benefits.

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         3.03 Contract Requirements. If the Premiums are interrupted, the
Contract will be reinstated at any date prior to maturity upon payment of a Premium other than a rollover or transfer Premium, to the Issuer, and the minimum Premium amount for reinstatement shall be $20. However, the Issuer may, at its option, either accept additional future Premiums or terminate the contract by payment in cash of the then present value of the paid up benefit if no Premiums have been received for two full consecutive policy years and the paid up annuity benefit at maturity would be less than $20 per month.

ARTICLE IV - DISTRIBUTION REQUIREMENTS

4.01 SIMPLE IRA Owner Distributions

         Notwithstanding any provision of this SIMPLE IRA to the contrary, the distribution of the SIMPLE IRA Owner's interest in the SIMPLE IRA shall be made in accordance with the requirements of Code section 408(b)(3) and the Regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the SIMPLE IRA (as determined under Article 4.01(D)) must satisfy the requirements of Code section 408(a)(6) and the Regulations thereunder, rather than paragraphs (A), (B) and (C) of this Article 4.01.

         A. The entire interest of the SIMPLE IRA Owner for whose benefit the SIMPLE IRA is maintained will commence to be distributed no later than the first day of April following the calendar year in which such SIMPLE IRA Owner attains age 701/2 (the "required beginning date") over

         1. the SIMPLE IRA Owner's life or the lives of such SIMPLE IRA Owner and his or her Designated Beneficiary(ies), or

         2. a period certain not extending beyond the SIMPLE IRA Owner's life expectancy or the joint and last survivor expectancy of such SIMPLE IRA Owner and his or her Designated Beneficiary(ies).

         Distributions must be made in periodic payments at intervals of no longer than one year and must be either non-increasing or they may increase only as provided in Q&As-1 and -4 of Regulations section 1.401(a)(9)-6T. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of 1.401(a)(9)-6T.

         B. The distribution periods described in paragraph (A) of this article cannot exceed the periods specified in Regulations section 1.401(a)(9)-6T.

         C. The first required distribution can be made as late as the required beginning date and must be the distribution that is required for one payment interval. The second distribution need not be made until the end of the next payment interval.

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         D. If the SIMPLE IRA Owner fails to elect a method of distribution by his or her required beginning date the Issuer shall have complete and sole discretion to do any one of the following:

            o make no distribution until the SIMPLE IRA Owner provides a proper withdrawal request;

            o distribute the SIMPLE IRA Owner's entire interest in a single sum payment;

            o distribute the SIMPLE IRA Owner's entire interest over a period certain not extending beyond the SIMPLE IRA Owner's life expectancy or the life expectancy of the SIMPLE IRA Owner and his or her Beneficiary; or

            o annuitize the SIMPLE IRA within the parameters described in this Section.

         The Issuer will not be liable for any penalties or taxes related to the SIMPLE IRA Owner's failure to take a required minimum distribution.

         E. If this SIMPLE IRA is maintained by a designated financial institution (within the meaning of Code section 408(p)(7)) under the terms of a SIMPLE IRA Plan of the SIMPLE IRA Owner's employer, the SIMPLE IRA Owner must be permitted to transfer the SIMPLE IRA Owner's balance without cost or penalty (within the meaning of Code section 408(p)(7) to another SIMPLE IRA of the SIMPLE IRA Owner that is qualified under Code section 408(a), (b) or (p), or to another eligible retirement plan described in Code section 402(c)(8)(B).

"The Family Fraternity"(R)
FORM 148-XX-0212 Page 3 123456789

2002 BISYS Retirement Services

         F. Prior to the expiration of the two-year period beginning on the date the SIMPLE IRA Owner first participated in any SIMPLE IRA Plan maintained by the SIMPLE IRA Owner's employer, any rollover or transfer by the SIMPLE IRA Owner of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the SIMPLE IRA Owner. Any distribution of funds to the SIMPLE IRA Owner during this two-year period may be subject to a 25-percent additional tax if the SIMPLE IRA Owner does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this two-year period, the SIMPLE IRA Owner may roll over or transfer funds to any IRA of the SIMPLE IRA Owner that is qualified under Code section 408(a), (b) or (p), or to another eligible retirement plan described in Code section 402(c)(8)(B).

         4.02 Beneficiary Rights. If the SIMPLE IRA Owner dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows.

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         A. Death on or after Required Beginning Date. If the SIMPLE IRA Owner dies on or after the required beginning date for distributions, the remaining portion of such SIMPLE IRA Owner's interest will continue to be distributed under the contract option chosen.

         B. Death before Required Beginning Date. If the SIMPLE IRA Owner dies before required distributions commence, such SIMPLE IRA Owner's entire interest will be distributed at least as rapidly as follows.

         1. If the Designated Beneficiary is someone other than the SIMPLE IRA Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the SIMPLE IRA Owner's death, over the remaining life expectancy of the Designated Beneficiary, with such life expectancy determined using the age of the Beneficiary as of his or her birthday in the year following the year of the SIMPLE IRA Owner's death, or, if elected, in accordance with paragraph 4.02(B)(3) of this Endorsement.

         2. If the SIMPLE IRA Owner's sole Designated Beneficiary is the SIMPLE IRA Owner's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the SIMPLE IRA Owner's death (or by the end of the calendar year in which the SIMPLE IRA Owner would have attained age 701/2, if later), over such spouse's life, or, if elected, in accordance with paragraph 4.02(B)(3) of this Endorsement. If the surviving spouse dies before required distributions are required to begin, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's Designated Beneficiary's remaining life expectancy determined using such Beneficiary's age as of his or her birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with paragraph 4.02(B)(3) of this Endorsement. If the surviving spouse dies after required distributions commence to him or her, any remaining interest will continue to be distributed under the contract option chosen.

         3. If there is no Designated Beneficiary, or, if applicable by operation of paragraph 4.02(B)(1) or (B)(2) of this Endorsement, the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the SIMPLE IRA Owner's death (or the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph 4.02(B)(2) of this Endorsement).

         4. Life expectancy is determined using the Single Life Table in Q&A-1 of Regulations section 1.401(a)(9)-9. If distributions are being made to a surviving spouse as the sole Designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year specified in paragraph 4.02(B)(1) or (2) of this Endorsement and reduced by one for each subsequent year.

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         C. The value of the SIMPLE IRA for purposes of this Section is the prior December 31 balance adjusted to include the amount of any outstanding rollovers, transfers and recharacterizations under Q&As-7 and -8 of Regulations section 1.408-8 and the actuarial value of any other benefits provided under the SIMPLE IRA, such as guaranteed death benefits.

         D. For purposes of paragraphs 4.02(A) and (B) of this Endorsement, required distributions are considered to commence on the SIMPLE IRA Owner's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph 4.02(B)(2) of this Endorsement. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of Regulations section 1.401(a)(9)-6T, the required distributions are considered to commence on the annuity starting date.

"The Family Fraternity"(R)

FORM 148-XX-0212 Page 4 123456789

2002 BISYS Retirement Services

         E. If the Designated Beneficiary is the SIMPLE IRA Owner's surviving spouse, the spouse may elect to treat the SIMPLE IRA as his or her own SIMPLE IRA. This election will be deemed to have been made if such surviving spouse, who is the sole Beneficiary of the SIMPLE IRA, makes a Premium to the SIMPLE IRA (permitted under the Premium rules for SIMPLE IRAs as if the surviving spouse were the Owner) or fails to take required distributions as a Beneficiary.

         F. If the Beneficiary payment election described in Section 4.02 is not made by December 31 of the year following the year the SIMPLE IRA Owner dies, the Issuer reserves the right to elect, in its complete and sole discretion, to do any one of the following:

            o make no distribution until the Beneficiary(ies) provides a proper withdrawal request;

            o distribute the entire SIMPLE IRA to the Beneficiary(ies) in a single sum payment;

            o distribute the entire remaining interest to the Beneficiary(ies) pursuant to the applicable option in paragraphs 4.02(A) or (B) of this Endorsement.

         The Issuer will not be liable for any penalties or taxes related to the Beneficiary's failure to take a required minimum distribution.

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ARTICLE V - REPORTING

         The SIMPLE IRA Owner agrees to provide the Issuer with information necessary for the Issuer to prepare any report required under Code sections 408(l) and 408(l)(2)(B) and Regulations sections 1.408-5 and 1.408-8. The Issuer shall furnish annual calendar year reports concerning the status of the annuity and such information concerning required minimum distributions as is prescribed by the IRS. If Premiums made on behalf of the SIMPLE IRA Owner under a SIMPLE IRA plan maintained by the SIMPLE IRA Owner's employer are received directly by the Issuer from the employer, the Issuer will provide the employer with the summary description required by Code section 408(l)(2)(B). Notwithstanding the foregoing, the Issuer will be deemed to have satisfied its summary description reporting requirements under Section 408(l)(2) of the Code if either:

         a. the Issuer provides a summary description directly to the SIMPLE IRA Owner, or

         b. the Issuer provides its name, address and withdrawal procedures to the SIMPLE IRA Owner and the SIMPLE IRA

         Owner's employer provides the SIMPLE IRA Owner with all other required information.

ARTICLE VI - AMENDMENTS

         Any amendment made for the purpose of complying with provisions of the Code and related Regulations may be made without the consent of the SIMPLE IRA Owner. The SIMPLE IRA Owner will be deemed to have consented to any other amendment unless the SIMPLE IRA Owner notifies the Issuer that he or she does not consent within 30 days from the date the Issuer mails the amendment to the SIMPLE IRA Owner.

ARTICLE VII - RESPONSIBILITY OF THE PARTIES

         The Issuer shall not be responsible for any penalties, taxes, judgments or expenses incurred by the SIMPLE IRA Owner in connection with this SIMPLE IRA and shall have no duty to determine whether any Premiums to or distributions from this SIMPLE IRA comply with the Code, Regulations, rulings or this Endorsement.

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

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SECRETARY